                                                                    EXHIBIT 23.3


                       THE ROBINSON-HUMPHREY COMPANY, LLC

         We hereby consent to the inclusion of our opinion letter to the Board of Directors of First National Corporation (the "Company") as an Appendix to the Joint Proxy Statement/Prospectus relating to the proposed merger of FirstBancorporation, Inc. with and into the Company contained in the Registration Statement on Form S-4 of the Company filed with the Securities and Exchange Commission, and to the references to our firm and such opinion in such Joint Proxy Statement/Prospectus.


                                    /s/  The Robinson-Humphrey Company, LLC

June 4, 1999                        THE ROBINSON-HUMPHREY COMPANY, LLC